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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference of our report dated January 26, 2001, with respect to the consolidated financial statements and schedule of Koppers Industries, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2000 in the following Registration Statements:


   . Registration Statement No. 333-59121 on Form S-8 pertaining to the Koppers
     Industries, Inc. Employees Stock Purchase Plan;

   . Registration Statement No. 333-39478 on Form S-8 pertaining to the Koppers
     Industries, Inc. 1998 Stock Option Plan, the Koppers Industries, Inc. 1997 Stock Option Plan and the Koppers Industries, Inc. Restated and Amended Stock Option Plan;

   . Registration Statement No. 333-39486 on Form S-8 pertaining to the Employee
     Savings Plan of Koppers Industries, Inc. and Subsidiaries and the Koppers Industries, Inc. Savings Plan for Union Hourly Employees.



                                                     /s/ Ernst & Young LLP


Pittsburgh, Pennsylvania
March 21, 2001